UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 4, 2007
DEL MONTE FOODS COMPANY
(Exact Name of Registrant as Specified in Charter)

Delaware	001-14335	13-3542950

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Market @ The Landmark
San Francisco, California	94105

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (415) 247-3000
N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
On June 4, 2007, the Board of Directors (the “Board”) of Del Monte Foods Company (the “Company”), upon the recommendation of the Nominating and Corporate Governance Committee of the Board, approved and adopted amendments to the Company’s Bylaws.
Article II, Section 6 was amended to change the voting standard for the election of directors from a plurality to a majority voting standard in uncontested elections. Under the new majority standard, a nominee for director in an uncontested election shall be elected to the Board if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election. Directors will continue to be elected by plurality vote at any meeting of stockholders which the Board determines is a contested election, even if after such determination such election becomes an uncontested election. A contested election is an election in which the number of nominees is greater than the number of directors to be elected.
The amendments to Article II, Section 6 also provide that prior to an uncontested election, each incumbent director nominee will submit to the Board a written offer to resign following such uncontested election. Such offer to resign shall be conditioned upon (i) the incumbent director nominee’s failure to receive a majority of the votes cast as defined; and (ii) acceptance of the offer to resign by the Board in accordance with the Bylaws and the policies and procedures adopted by the Board for such purposes. The amendments to Article II, Section 6 then set forth the processes for considering such offer to resign in the event such incumbent director nominee does not receive a majority of the votes cast in such election, which processes culminate in such offer to resign being effective ninety (90) days after the certification of the applicable election results unless the Board affirmatively determines prior to the expiration of such ninety (90) days (a) to decline the offer to resign, (b) to accept the offer to resign or (c) to accept the offer to resign on a specified future date or concurrent with the appointment of a replacement director to fill the vacancy which will result from the effectiveness of the offer to resign. Notwithstanding the foregoing, if the Board’s acceptance of all the offers to resign would result in the Company having fewer directors than the minimum specified in the Company’s Amended and Restated Certificate of Incorporation, then the Board may extend the effective date of any or all such offers to resign as necessary to maintain at least the required minimum number of directors until such time as additional directors can be elected by the Board.
The amendments to Article II, Section 6 further provide that following any determination by the Board with respect to an offer to resign, the Company will timely file a Current Report on Form 8-K (or other applicable form) with the Securities and Exchange Commission to announce its decision to accept or decline the offer to resign and, in each case, provide an explanation in reasonable detail. To the extent that one or more director’s resignations are accepted by the Board (or become effective without Board action), the Nominating and Governance Committee (or if applicable the remaining independent directors) will recommend to the Board whether to fill such vacancy or vacancies or to reduce the size of the Board.
In addition to the amendments to Article II, Section 6 discussed above, Article IV, Section 1 was amended to eliminate the requirement that the Board elect or appoint a Vice Chairman; Article

II, Section 3 and Article III, Sections 3 and 6 were amended to reflect the role of the Lead Director in stockholder meetings and Board meetings, respectively; Article VI, Section 7 was amended to conform such provision to the Company’s fiscal year; and other provisions were amended to make conforming and other administrative changes.
The amendments to the Bylaws were effective June 4, 2007.
The amended and restated Bylaws are attached hereto as Exhibit 3.1 and are incorporated herein by reference.
Section 9 – Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits
(d) Exhibits.

Exhibit	Description

3.1	Del Monte Foods Company Bylaws, as amended and restated June 4, 2007

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Del Monte Foods Company
Date: June 4, 2007	By:	/s/ James Potter
		Name:	James Potter
		Title:	Secretary

EXHIBIT INDEX

Exhibit	Description

3.1	Del Monte Foods Company Bylaws, as amended and restated June 4, 2007

5